CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-06127 and No. 333-104150 on Form S-3, and No. 33-54486, No. 333-27879, No. 333-27877, No. 333-33186, No. 333-33184, No. 333-70622, No. 333-62900, No. 333-84844, No. 333-112035, No. 333-118622, and No. 333-114488 on Form S-8 of our reports dated February 22, 2006, relating to the consolidated financial statements and financial statement schedule of MDU Resources Group, Inc. and subsidiaries (the "Company") and management’s report on the effectiveness of internal controls over financial reporting (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change in method of accounting for asset retirement obligations, as described in Notes 1 and 8 to the consolidated financial statements) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 22, 2006